UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Margaret A. Pax

On March 18, 2024, based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Repligen Corporation (the “Company”), the Board elected Margaret A. Pax to the Board, effective immediately (the “Effective Date”). The Board determined that Ms. Pax is independent under the listing standards of the Nasdaq Stock Market.

Pursuant to the terms of the Company’s Amended and Restated Non-Employee Directors’ Compensation Policy (the “Director Compensation Policy”), on the Effective Date, Ms. Pax was granted an option to purchase shares of the Company’s common stock having an aggregate value of $215,000 (the “Initial Board Option”). The Initial Board Option vests in equal annual installments over a three-year period and has an exercise price equal to the closing price of the Company’s common stock on the Effective Date.

Additionally, under the Director Compensation Policy, on the Effective Date, Ms. Pax was granted (1) an option to purchase shares of the Company’s common stock having an aggregate value of $17,916 and (2) restricted stock units having an aggregate value of $17,917 (together, the “Pro-Rata Award”), reflecting the pro-rated portion of the annual equity grant for non-employee directors reelected to the Board. The Pro-Rata Award fully vests on the date of the next annual meeting of stockholders, subject to Ms. Pax’s continued service on the Board as of such date. The stock options granted as part of the Pro-Rata Award have an exercise price equal to the closing price of the Company’s common stock on the Effective Date.

In addition, as a non-employee director, Ms. Pax will receive the other compensation benefits provided under the Director Compensation Policy, including cash compensation and future equity awards, which policy is filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company expects to enter into an indemnification agreement with Ms. Pax in the same form as the indemnification agreements the Company has entered into with its other directors.

At the time of this disclosure, Ms. Pax was not named to any committees of the Board, and no committee assignments are contemplated at this time. There are no family relationships between Ms. Pax and any director or executive officer of the Company, and Ms. Pax has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 19, 2024, the Company issued a press release announcing Ms. Pax’s election to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Repligen Corporation on March 19, 2024.

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: March 19, 2024	By:	/s/ Tony J. Hunt
Tony J. Hunt
Chief Executive Officer